Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Investor & Analyst Meeting January 6, 2009 Exhibit 99.1

Forward-Looking Statement
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995
regarding, among other things,  the proposed transaction with Indevus, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share.  Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,”
“may,” “intend,” “guidance” or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the satisfaction of closing conditions for the acquisition, including clearance under the Hart- Scoott Rodino Antitrust Improvements Act; the tender of the majority of the outstanding shares of common stock of Indevus; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the possibility that the acquisition of Indevus is not complimentary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and
Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A, RISK FACTORS" in our annual report on Form 10-K/A for the year ended
December 31, 2007, which was filed with the Securities and Exchange Commission on April 29, 2008. The forward-looking statements in this press release and on the related conference call are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Tender Offer
This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Indevus common stock. The tender offer described herein has not yet been commenced.  On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange
Commission (“SEC”), will be mailed to Indevus stockholders and will also be made available for distribution to beneficial owners of Indevus common stock. The solicitation of offers to buy shares of Indevus common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents.  Indevus stockholders are strongly advised to read both the tender offer statement on Schedule TO, as it may be amended from time to time, and the solicitation/recommendation statement on Schedule 14D-9, as it may be amended from time to time, regarding the tender offer when they become available as they will contain important information, including the various terms of, and conditions to, the tender offer. The tender offer statement will be filed by Endo and BTB Purchaser Inc. with the SEC, and the solicitation/recommendation statement will be filed by Indevus with the SEC.  Investors and stockholders may obtain free copies of these statements (when available) and other documents filed by Endo, BTB Purchaser Inc. and Indevus at the SEC’s website at www.sec.gov.
In addition, the tender offer statement and related materials will be available for free at Endo's website at www.endo.com or by directing such requests to Endo (Investor Relations) at (610)
459-7158, IR@endo.com, or by calling MacKenzie Partners, the information agent for the offer toll-free at (800) 322-2885.The solicitation/recommendation statement and such other documents will be available by directing such requests to Indevus (Investor Relations) at (781)
402-3405, RDeCarlo@indevus.com.

Endo Pharmaceuticals Today 4

5 Strong Product Portfolio

$252.0
$399.0
$595.6
$615.1
$820.2
$909.7
$1,086.0
*Est.
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
2001 2002 2003 2004 2005 2006 2007 2008*
Net Sales
Demonstrated Business Success
(millions)
*2008
revenue guidance $1245-$1280 Million

7 Market Dynamics Changing Healthcare Environment

•
Invest in new therapeutic areas with focus on innovation
•
e.g. urology, oncology, endocrinology
•
Explore all platforms including small molecule, large molecule and drug delivery
•
Create integrated solutions in specialty areas with significant unmet need and low cost of entry
•
Maintain revenue growth within pain franchise to enable expanded vision
Endo’s Expanded Vision

9
Guiding Principles of Our Vision

Build on core competencies in pain
Utilize virtual networks to improve efficiency
Manufacturing
Sales
Early-stage research
Leverage current assets and develop specialized
infrastructure
Expand therapeutic focus through acquisition/strategic
partnerships
Developing Integrated Solutions

10 Why Indevus? Expand Therapeutic Areas Development Pipeline

11 The Endo Vision: 2009 and Beyond

A Strategic Fit Pain Pain Specialty Specialty Generics Generics Pelvic Pelvic Disease Disease 12 Time

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Overview of Transaction January 6, 2009

14 Transaction Goals Build Shareholder Value

Transaction Overview
• Endo launching tender offer to acquire 100% of outstanding IDEV stock for $4.50 per share in cash (Approximately $370 M) plus two contingent payment rights
• Approximately $267 M ($3.00 per IDEV share) in future cash payments
– NEBIDO® (up to $2.00 per IDEV share)
• $2 payable upon regulatory approval with unrestrictive labeling
-OR-
• $1 payable upon regulatory approval within three years with restrictive labeling plus;
• $1 payable upon achievement of $125 M in annual net sales in first five years post launch
– Octreotide implant approval within four years ($1.00 per IDEV share)
• Tender offer will be open for 45 days following commencement; expect to close transaction shortly thereafter
• Any shares not tendered in offer will be converted in a second step merger into the right to receive the same per share consideration paid to IDEV shareholders

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Urology Overview January 6, 2009

Urology Market Overview
• Significant unmet need among aging population
• Urologists are early adopters
• Multiple platform opportunities
–
e.g. novel drug delivery
• Well-defined clinical endpoints

Profile of Urology Practice
Number (US)
• > 10,000 urologists in U.S.
Income
• $380,000 (top quintile)
• High among medical specialties
• Declining for last 5-10 years
Training
• 2 year general surgical training
• 3-4 year urology surgical residency
Disease Ownership
• Urologist is quarterback
• Disease also managed by PCPs
Sources: 2008 from compensation survey conducted by
American Medical Group Association; Physician Interviews;
ClearView Analysis.

19 Urology: A Compelling Opportunity Indevus’ Therapeutic Opportunities •Estimated 4-5 M men in US affected •Less than 10% treated •4 yr. CAGR TRx growth of 9.0% Hypogonadism

Time Allocation and Physician Economics
40%
50%
15%
40%
45%
10%
0%
20%
40%
60%
80%
100%
2000 2008
Sources: Physician interviews; ClearView Analysis.
Practice Revenue Allocation
OR Procedures
Office-based Procedures
Office Visits
• Reimbursement changes, favoring less-invasive office-based procedures
• Shift to less invasive, office-based procedures
• Emergence of first-line drug therapy

Future Directions
PELVIC
HEALTH
Gyne-
cology
Uro-
logy
Neph-
rology
Other
Oncology
Oncology
Lung?
Brain?
Breast?
BPH
OAB
IC
Fibroids
Endo-
metriosis
Transplant
ESRD
Lupus Neph.
Ovarian
Kidney
Bladder
Uterine Prostate
Dysmen-
orrhea
New opportunities for
treatment of pain
Collaboration
opportunities
Enhanced drug
delivery mechanisms

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Indevus Overview & Marketed Products January 6, 2009

Indevus Company Overview
Portfolio of Five Marketed Products
Well differentiated
Strong growth potential
Focused Specialty Organization
Efficient sales & marketing (100 reps)
Manufacturing
R&D
Late-Stage Pipeline
5 products in mid to late-stage clinical development
2  products seeking regulatory approval

24 Indevus Marketed Products SANCTURA XR™ Overactive Bladder SANCTURA ® Overactive Bladder VANTAS ® Prostate Cancer SUPPRELIN ® LA Central Precocious Puberty DELATESTRYL ® Male Hypogonadism

SANCTURA/SANCTURA XR™ -
Overactive Bladder
Large & Growing Market - $1.8B (2008 est.)
Strong Partner - Allergan
Leading SpecPharm Company
#1 or #2 in nearly all
products
Managed care expertise
Best-in-Class Product
10.7% dry mouth rate
Low CNS side-effects
No clinically relevant drug-
drug interactions
Once-daily formulation

VANTAS
®
- Advanced Prostate Cancer
12-month implant to deliver histrelin (most
potent LHRH agonist) for the treatment of
advanced prostate cancer
Potential for growth in U.S.
Only implant and only once-yearly option
Licensed European rights to Orion – April
2008
European opportunity
First and only implant option

Only once-yearly implant
formulated to deliver histrelin
for the treatment of CPP (early
onset of puberty)
Provides consistent, reliable
suppression for 12-months
Average length of therapy ~3
years
Incidence: 1 in every 5,000 –
10,000 children
SUPPRELIN
®
LA – Central Precocious Puberty (CPP)
Revolutionary
Treatment Option
SUPPRELIN
®
LA
or

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Indevus Pipeline January 6, 2009

29 Indevus Product Pipeline

NEBIDO
®
- Hypogonadism
Attractive Market
$780M in U.S.
Growth > 21% per year
Under penetrated
Unique Product
10-week injectable therapy
Highly differentiated from
existing topical and 2-week
injectable products
Extensive clinical data
Status
Agreement on path forward reached with FDA
Re-submission of NDA 1H09

VALSTAR™- BCG-Refractory Bladder Cancer
Need For New Therapies
Existing therapies inadequate
Approximately 30,000 cases a
year of BCG-refractory
bladder cancer
~ 50% of these cases are
not eligible for surgery
Unique Product
Only product approved for
BCG-refractory carcinoma in
situ
On FDA drug shortages list
Status
Reformulation work on-going
Re-launch expected 1H09

Octreotide Implant
Six month implant to deliver octreotide (somatostatin analog) for the treatment of acromegaly and carcinoid syndrome
Current therapies:  Daily or Monthly injections
Utilizes Hydron® polymer technology
Acromegaly
Excessive growth hormone
Abnormal physical features
Diabetes & heart disease
Phase III initiated
Carcinoid Tumors
Metastasizing GI tract tumors
Diarrhea & flushing
Treated by Endocrinologists and
Medical Oncologists

Pagoclone - Stuttering
Novel, selective GABA-A receptor agonist
GABA modulation in brain thought to affect speech and language pathways
Target product profile
Well-tolerated
Non-sedating
Lack of addiction or withdrawal effects
Over 1,500 patients studied in previous anxiety trials
Over 3 M patients with persistent stuttering
First potential agent for stuttering
Worldwide Co-development/co-promotion agreement with Teva

PRO 2000 - Prevention of STDs
Topical vaginal microbicide blocks HIV entry into
susceptible cells
Active against a wide range of HIV isolates,
chlamydia, herpes and gonorrhea
Strong pre-clinical data
>$100 M in designated funding by NIH and MRC
NIH Phase II/III trial – 3,200 women –
early 2009
MRC Phase III trial – ~10,000 women – results expected
late 2009
results expected

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Hydron Drug Delivery Technology January 6, 2009

Hydron Technology
• Implants are synthetic biomaterials (resemble living tissue)
– Implant size is 3cm x 3.5mm
– Evolved from contact lens technology
– Delivers drug for extended periods of time (3 months – 1 year)
– Maintains constant levels with minimal peaks and troughs
– Simple insertion/extraction technique
• Highly biocompatible
• Extensive safety experience demonstrating lack of
rejection/reaction to implant (>50,000 implants to date)
• Proprietary manufacturing process located in Cranbury, NJ
facility

37 Hydron Technology - Future

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. The New Endo Pharmaceuticals January 6, 2009

Value of Indevus to Endo
• Pain franchise provides foundation for combined entity
• Urology represents market with large growth opportunity
• Provides near-term revenue stream
• Broadens pipeline and provides platform technology
• Supports Endo’s expanded vision

Our Patients Our People Our Business Our Community © 2008 Endo Pharmaceuticals. All Rights Reserved. Questions & Answers January 6, 2009